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                                                 EXHIBIT 23 J(I) UNDER FORM N-1A
                                               EXHIBIT 8 UNDER ITEM 601/REG. S-K

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 67 to Registration Statement No. 2-29786 on Form N-1A of Federated American Leaders Fund, Inc. of our report dated May 19, 2000 relating to the financial statements of Federated American Leaders Fund, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.




/s/ Deloitte & Touche LLP
Boston, Massachusetts

May 26, 2000



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